Exhibit 99.2

INDIAN HILLS WATER CONSERVATION CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash	$103,658	$1,721
Accounts receivable, trade	29,298	33,043
Prepaid and other assets	90,337	2,055
Total Current Assets	223,293	36,819

PROPERTY AND EQUIPMENT, net of accumulated depreciation
Land and right of way	15,108	15,108
Wells, pipelines and other watering facilities	967,870	1,012,540
Net Property and Equipment	982,978	1,027,648

TOTAL ASSETS	$1,206,271	$1,064,467

LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable-related party	$588,972	$769,195
Refundable deposit	100,000	-
Current portion notes payable	643,950	675,696
Total Current Liabilities	1,332,922	1,444,891

MINORITY INTEREST	115,525	1,742

SHAREHOLDERS' DEFICIT
Common stock: 50,000 shares authorized; none issued or
outstanding	-	-
Additional paid-in capital	10,000	10,000
Accumulated deficit	(252,176)	(392,166)
Total Shareholders' Deficit	(242,176)	(382,166)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$1,206,271	$1,064,467

The accompanying notes are an integral part of these consolidated financial statements.

INDIAN HILLS WATER CONSERVATION CORPORATION
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2007	2006

REVENUE AND OTHER INCOME:
Gain on sale of land	$358,900	$-
Revenue	63,724	51,463
Total	422,624	51,463

OPERATING EXPENSES:
Depreciation expense	44,670	44,670
General and administrative	75,031	70,777
Total operating expenses	119,701	115,447

OPERATING INCOME (LOSS)	302,923	(63,984)

OTHER EXPENSES:
Interest expense	49,150	40,731

NET INCOME (LOSS) BEFORE
MINORITY INTEREST	253,773	(104,715)

LESS MINORITY INTEREST	113,783	(1,742)

NET INCOME (LOSS)	$139,990	$(102,973)

The accompanying notes are an integral part of these consolidated financial statements.

INDIAN HILLS WATER CONSERVATION CORPORATION
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$139,990	$(102,973)
Adjustments to reconcile net income (loss) to net cash
used in operating activities:
Depletion, depreciation and amortization	44,670	44,670
Gain on sale of land	(358,900)
Minority interest	113,783	(1,742)
Changes in assets and liabilities:
Accounts receivable, trade	3,745	21,490
Prepaid expenses and other assets	(88,282)	(1,481)

NET CASH USED IN OPERATING ACTIVITIES	(144,994)	(40,036)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of land	358,900
Deposit received for sale of assets	100,000	-

NET CASH PROVIDED BY INVESTING ACTIVITIES	458,900	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions	-	10,000
Funding provided by affiliates	(180,223)	59,701
Reduction of notes payable	(31,746)	(30,498)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(211,969)	39,203

NET CHANGE IN CASH AND CASH AND CASH EQUIVALENTS	101,937	(833)

CASH AND CASH EQUIVALENTS - beginning of period	1,721	833

CASH AND CASH EQUIVALENTS - end of period	$103,658	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$49,150	$40,731

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Indian Hills Water Conservation Corporation (“IHWCC” or the “Company”) was formed on December 22, 1992 as a California S corporation and along with its majority-owned subsidiary West Riverside 350 Inch Water Company (“350IWC”) and West Riverside Canal Company (“West Riverside”) is engaged in the sale and transportation of water. All references to IHWCC include 350IWC and West Riverside unless otherwise stated. IHWCC’s properties are located in California. During 2007 and 2006 15% and 100%, respectively of IHWCC’sales are attributable to two customers.

Principles of consolidation – The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries 350IWC and West Riverside. IHWCC holds an 82.4% interest in 350IWC. IHWCC and 350IIWC in turn hold a 78.3% interest in West Riverside. Significant intercompany balances and transactions have been eliminated in consolidation.

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosures of contingent assets and liabilities. Actual results could differ from the estimates.

Property acquisition costs –.Property and equipment is stated at cost less accumulated depreciation. Property consists primarily of wells, pipelines and related equipment. Depreciation is calculated using the straight line method. IHWCC reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the use of the asset. Is such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. No impairment losses were recorded for 2007 and 2006.

Depreciation and amortization – The cost of property and equipment is capitalized and depreciated using the 20 year straight-line method over their useful lives. Property consists primarily of wells, pipelines, and related equipment. The estimated useful lives of these assets are twenty years.

Maintenance and Repairs – The costs of maintenance and repairs, which are not significant improvements, are expensed when incurred.

Revenue Recognition –Revenues are derived from sales of water from wells owned by the Company which is delivered thru the Company’s canal system. The revenues are recognized based on the actual volume of water delivered each month.

Accounts Receivable –IHWCC records accounts receivable net of allowances for uncollectible accounts (none as of September 31, 2007 or 2006). Any allowance for uncollectible accounts would be determined based on a review of past due amounts. At September 30, 2006 and 2007 89% and 100% respectively, were due from a related party.

Income taxes – We are classified as an S Corporation for income tax purposes and as such all items of income and deductions are allocated to the shareholders of IHWCC based on their ownership percentage. The corporation does not recognize any expense for such taxes.

Recently issued accounting pronouncements – We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

Fair value of financial instruments – The carrying values of receivables, payables, marketable securities and short-term obligations approximate their fair value due to their short-term maturities. The estimated fair values of marketable securities were based on quoted market prices for the same or materially similar issues, or the current rates offered to the Company for issues with the same maturities.

NOTE 2 –NOTES PAYABLE

In August, 2002 IHWCC entered into a loan agreement with a financial institution. The amounts outstanding under the loan accrue interest at the a variable interest rate based on the Bank of America Reference Rate plus .5 percent payable in monthly installments with the remaining balance due August, 2007. The interest was 8.25% and 8.75% for the periods ended September, 2007 and 2006 respectively. The note is payable in monthly installments including interest with the remaining balance due August, 2007. The note is secured by inventory, chattel paper, accounts receivable, equipment and general intangibles of IHWCC. The balance on the note at September 30, 2007 and December 31, 2006 was $643,950 and $675,696, respectively

The note payable was due August 2007. The Bank has extended the due date on a month to month basis. The note was paid in full on December 28, 2007.

NOTE 3 – RELATED PARTY TRANSACTIONS

Our working capital requirements are funded by a corporation owned by our shareholders. Approximately 9% and 58% of our sales in 2007 and 2006, respectively, were to a corporation also owned by our shareholders.

NOTE 4 – CONTINGENCIES AND COMMITMENTS

From time to time, we are party to litigation matters arising out of the normal course of business. We vigorously contest any such claims. It is our belief that insurance proceeds will cover the future costs related to known contingent liability exposures so that there would be no material adverse impact on our financial statements.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and Equipment are consisting of the following as of September 30:

	2007	2006
Pipelines	$715,209	$715,209
Well and equipment	467,754	467,754
Land and Right of way	15,108	15,108
Other	8,257	8,257
Less accumulated depreciation	(223,350)	(163,790)

Net Property and equipment	$982,978	$1,042,538

In 2007 a gain of $358,900 was recognized from the sale of a parcel of land on which we retained an easement.

NOTE 6 – SUBSEQUENT EVENTS

On December 28, 2007 IHWCC sold all of their assets for $1,500,000 in cash. As additional consideration, we will continue to share in the net income resulting from our operations. Initially we will receive fifty percent of all net income relating to the operation of the business. The percentage will decline, but not below 15%, as additional investments are made to the canal and related assets. We have the right to co-invest with the purchasers, in which case our income participation will not decrease to the extent that we match the capital infusions